UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
____________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices)     (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 13, 2013, the Board of Directors of The Clorox Company (the “Company”) terminated its previously announced May 13, 2008 and May 18, 2011 share repurchase authorizations and authorized an updated share repurchase program for an aggregate purchase amount of up to $750 million. This reduces the total dollar value of shares that the Company could repurchase under its open market share repurchase program from $821 million to $750 million. Repurchases may take place from time to time, depending on market conditions. The Company has no obligation to repurchase shares under the authorization, and the actual number and value of shares that are repurchased will depend on a number of factors, including the price of the shares.

This $750 million open market share repurchase program is in addition to the Company’s previously announced evergreen repurchase program to reduce or eliminate dilution in connection with issuances of stock under the Company’s stock incentive plans.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date: May 17, 2013	By:	/s/ Laura Stein
Senior Vice President –
General Counsel